   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                      REGISTRATION NO. 333-67761
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                             SERENA SOFTWARE, INC.

             (Exact name of Registrant as specified in its charter)

              DELAWARE                                 7372                                94-2669809
   (State or other jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
   incorporation or organization)           Classification Code Number)              Identification Number)

                             SERENA SOFTWARE, INC.
                        500 AIRPORT BOULEVARD, 2ND FLOOR
                       BURLINGAME, CALIFORNIA 94010-1904
                                 (650) 696-1800

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                RICHARD A. DOERR
                             SERENA SOFTWARE, INC.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        500 AIRPORT BOULEVARD, 2ND FLOOR
                       BURLINGAME, CALIFORNIA 94010-1904
                                 (650) 696-1800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   COPIES TO:

          DOUGLAS H. COLLOM                          CARLA S. NEWELL
          ROBERT F. KORNEGAY                        DOUGLAS T. SHEEHY
           MARK B. BAUDLER                            JOHN F. DIETZ
        PRIYA CHERIAN HUSKINS              GUNDERSON DETTMER STOUGH VILLENEUVE
   WILSON SONSINI GOODRICH & ROSATI             FRANKLIN & HACHIGIAN, LLP
       PROFESSIONAL CORPORATION                   155 CONSTITUTION DRIVE
          650 PAGE MILL ROAD                   MENLO PARK, CALIFORNIA 94025
   PALO ALTO, CALIFORNIA 94304-1050                   (650) 321-2400
            (650) 493-9300

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                                ----------------

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES                AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           TO BE REGISTERED              BE REGISTERED(1)       PER SHARE       OFFERING PRICE(2)         FEE(3)
Common Stock, $.0001 par value........      6,900,000             $13.00           $89,700,000          $24,937.00

(1) Includes 900,000 shares of common stock issuable upon exercise of the underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) of the Securities Act of 1933.
(3) $21,100 of the registration fee was previously paid.

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
                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-67761) which Registration Statement the Securities and Exchange Commission declared effective at 4:30 p.m. Eastern Standard Time on February 11, 1999 is being filed pursuant to Rule 462 only (i) to compute the registration fee associated with the 6,900,000 shares of SERENA common stock registered under the Registration Statement based on the initial offering price of $13.00 per share and (ii) to indicate that the registration fee was computed pursuant to Rule 457(a).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, SERENA Software, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on the 12th day of February, 1999.

                                SERENA SOFTWARE, INC.

                                By:  /s/ RICHARD A. DOERR*
                                     -----------------------------------------
                                     Richard A. Doerr, President and Chief
                                         Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive   February 12, 1999
    /s/ RICHARD A. DOERR*       Officer and Director
------------------------------  (Principal Executive
      (Richard A. Doerr)        Officer)

                                Vice President, Finance      February 12, 1999
                                and Administration, Chief
  /s/ ROBERT I. PENDER, JR.     Financial Officer
------------------------------  (Principal Financial and
   (Robert I. Pender, Jr.)      Accounting Officer) and
                                Secretary

    /s/ DOUGLAS D. TROXEL*      Chairman of the Board of     February 12, 1999
------------------------------  Directors and Chief
     (Douglas D. Troxel)        Technology Officer

      /s/ ALAN H. HUNT*
------------------------------  Director                     February 12, 1999
        (Alan H. Hunt)

    /s/ JERRY T. UNGERMAN*
------------------------------  Director                     February 12, 1999
     (Jerry T. Ungerman)

  *By: /s/ ROBERT I. PENDER,
             JR.
------------------------------
    Robert I. Pender, Jr.
       Attorney-in-Fact

                                      II-1